Exhibit 99.1

Press Release

Intcomex, Inc. Announces Pricing of Senior Secured Notes due 2014

MIAMI, Fla. — Intcomex, Inc. (“Intcomex”) announced today that it priced a private offering to eligible purchasers (the “Offering”) of $120,000,000 aggregate principal amount of Second Priority Senior Secured Notes due 2014 (the “Notes”). The Notes mature on December 15, 2014 and will bear interest at a rate of 13.25% per year, payable semi-annually on June 15 and December 15 of each year, commencing on June 15, 2010. The Notes are offered at an initial offering price of 94.43% of par, or an effective yield to maturity of approximately 14.875%. The Offering is expected to settle and close on December 22, 2009, subject to customary closing conditions.

Intcomex intends to use the net proceeds from this Offering to, among other things, repay borrowings under its senior secured revolving credit facility, fund the repurchase, redemption or other discharge of its 11 3/4% Second Priority Senior Secured Notes due 2011, for which it is conducting a tender offer, and for general corporate purposes.

The Notes will be guaranteed by all of Intcomex’s existing and future domestic restricted subsidiaries that guarantee its obligations under its senior secured revolving credit facility.

The Notes will be offered in the United States (“U.S.”) only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be offered outside the U.S. to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes will not be registered under the Securities Act and will not be offered or sold in the U.S. without an applicable exemption from the registration requirements of the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This press release contains forward-looking statements regarding future events and future performance of Intcomex that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and its ability to maintain growth. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) the effects of the global economic downturn on the markets in which Intcomex operates or plans to operate, which may lead to a decline in Intcomex’s business and its results of operations; (2) an increase in competition in the markets in which Intcomex operates or plans to operate; (3) difficulties in maintaining and enhancing internal controls and management and financial reporting systems; (4) adverse changes in general, regional and country-specific economic and political conditions in the U.S., Latin America and the Caribbean; (5) fluctuations of other currencies relative to the U.S. dollar; (6) difficulties in staffing and managing Intcomex’s domestic and foreign operations; (7) departures of Intcomex’s key executive officers and employees; (8) increases in credit exposure to Intcomex’s customers; (9) adverse changes in Intcomex’s relationships with vendors and customers; (10) declines in Intcomex’s inventory values; and (11) other factors contained in Intcomex’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.

Intcomex, Inc.

Russell A. Olson, Chief Financial Officer

1-305-477-6230

“Safe Harbor” Statement under the Private Securities Litigation Act of 1995: Statements in this press release regarding Intcomex, Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.